Exhibit 5.1

One Arts Plaza | 1722 Routh Street, Suite 1500 | Dallas, TX 75201-2532 | T 214.964.9500 | F 214.964.9501 Holland & Knight LLP | www.hklaw.com

[______], 2024

Iris Acquisition Corp 3rd Floor Zephyr House 122 Mary Street, George Town PO Box 10085 Grand Cayman KY1-1001, Cayman Islands

Ladies and Gentlemen:

We have acted as special legal counsel to Iris Acquisition Corp, a Delaware corporation (“Iris”), in connection with the preparation and filing of a Registration Statement on Form S-4 (No. 333-275409), which includes the proxy statement/prospectus, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 8, 2023 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated November 30, 2022, as amended by the Amendment to the Business Combination Agreement dated June 1, 2023 and as further amended by the Second Amendment to Business Combination Agreement, dated as of August 14, 2023 and the Third Amendment to Business Combination Agreement, dated as of March 9, 2024 (the “Business Combination Agreement”), by and among Iris Parent Holding Corp. (“ParentCo”), Iris, Liminatus Pharma, LLC, a Delaware limited liability company (“Liminatus”), Liminatus Pharma Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“Liminatus Merger Sub”), and SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“SPAC Merger Sub”), which provides, among other things, that: (a) Liminatus Merger Sub will merge with and into Liminatus (the “Liminatus Merger”), with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub will merge with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo.

Pursuant to the Business Combination Agreement: (i) immediately prior to the effective time of the Mergers (the “Effective Time”), every issued and outstanding unit offered in Iris’s initial public offering, which units consist of one share of Iris Class A Common Stock, par value $0.0001 per share (the “Iris Class A Shares”) and one-quarter of one Public Warrant (an “Iris Unit”) will be automatically separated and broken out into its constituent parts and the holder thereof shall be deemed to hold one share of Iris Class A Share and one-fourth of one whole redeemable warrant that was included as part of each Iris Unit (the “Public Warrants”), and such underlying constituent securities of Iris shall be converted in accordance with the applicable terms of the Business Combination Agreement, and in accordance with the terms of that certain Warrant Agreement, dated as of March 4, 2021, by and between Iris and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), no fractional Public Warrants shall be issued upon separation of the outstanding Iris Units, but shall instead be rounded down to the nearest whole Public Warrant, (ii) at the Effective Time, each issued and outstanding Iris Class A Share will be converted automatically into and thereafter represent the right to receive one share of common stock, par value $0.0001 per share of ParentCo (“ParentCo Common Stock”), following which all Iris Class A Shares will cease to be outstanding and will automatically be canceled and will cease to exist, and the holders of certificates previously evidencing Iris Class A Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares, except as provided in the Business Combination Agreement or by applicable Law, and each certificate formerly representing Iris Class A Shares will thereafter represent only the right to receive the relevant amount for such Iris Class A Shares in accordance with the applicable provisions of law and Iris’s governing documents, (iii) at the Effective Time, each issued and outstanding Public Warrant will, in accordance with the terms of the Warrant Agreement, immediately and automatically represent the right to purchase shares of ParentCo Common Stock on the same terms and conditions as are set forth in the Warrant Agreement (each a “ParentCo Public Warrant”), (iv) at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of our initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share (the “Private Placement Warrants”), except those issued to Cantor Fitzgerald & Co. (“Cantor”), will be forfeited, (v) in accordance with the terms of the Warrant Agreement, the Private Placement Warrants issued to Cantor shall immediately and automatically represent the right to purchase shares of ParentCo Common Stock on the same terms and conditions as are set forth in the Warrant Agreement, and (vi) at the Effective Time, each share of common stock of SPAC Merger Sub outstanding immediately prior to the Effective Time will be converted into an equal number of shares of common stock of Iris each of which is held by ParentCo, with the same rights, powers and privileges as the shares so converted, and such shares will constitute the only outstanding shares of capital stock of Iris.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia
Portland | Richmond | San Francisco | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

Iris Acquisition Corp

[______], 2024

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of 25,287,037 shares of ParentCo Common Stock and 6,900,000 ParentCo Public Warrants.

In connection with the foregoing, we have examined certain records of ParentCo, certificates of public officials and representatives of ParentCo and such other documents as we have deemed relevant for purposes of the opinions expressed below.

With respect to various factual matters material to the opinions expressed below, we have relied upon certificates and information furnished by public officials and representatives of ParentCo.

We have assumed without inquiry or other investigation: (i) the legal capacity of each natural person executing the agreements described herein; (ii) the full power and authority of each entity other than Iris to execute, deliver and perform such agreements and each document executed and delivered or to be executed and delivered in connection therewith; (iii) the due authorization, execution and delivery by each entity other than Iris of each such agreement and each document executed and delivered or to be executed and delivered by such entity; (iv) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents; (v) the genuineness of all signatures (whether manual, electronic or otherwise) and to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document; (vi) the completeness of each document submitted to us; (vii) the authenticity of each document reviewed by us as an original; (viii) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (ix) that each certificate or copy of a public record furnished by public officials is accurate, complete and authentic; and (x) the valid, legal, binding and enforceable nature of the obligations of all parties under the transaction documents other than Iris.

Iris Acquisition Corp

[______], 2024

Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

(i) When the shares of ParentCo Common Stock are delivered in accordance with the terms of the Business Combination Agreement, the shares of ParentCo Common Stock will be validly issued, fully paid and non-assessable;

(ii) The shares of ParentCo Common Stock issuable upon the exercise or redemption of the ParentCo Public Warrants have been duly authorized and, when issued upon the exercise by the holders of ParentCo Public Warrants and the payment of the exercise price in accordance with the Assignment, Assumption and Amendment Agreement, will be validly issued, fully paid and non-assessable; and

(iii) When the ParentCo Public Warrants are delivered in accordance with the terms of the Business Combination Agreement, the ParentCo Public Warrants will constitute valid and binding obligations of ParentCo, enforceable against ParentCo in accordance with their terms under the laws of the State of New York.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions in paragraphs 1 and 2 are limited to the General Corporation Law of the State of Delaware, including all reported judicial decisions interpreting such law, and our opinion in paragraph 3 is limited to laws of the State of New York, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors, stakeholders, or classes or groups of creditors or stakeholders generally.

Iris Acquisition Corp

[______], 2024

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with Registration Statement and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement, and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ [Draft]